SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 4, 2001


                         SPACE LAUNCHES FINANCING, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


         0-27873                                                  98-0178621
(Commission File Number)                  (IRS Employer Identification No.)


 55 Quai Gustav Adov, Geneva, Switzerland                          CH-1206
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (949) 489-2400
         CIK Number 0001098009

Item 4.       Change in Accountants.

          The Registrant's former independent accountant Thurman, Shaw & Co., LC ("Thurman, Shaw") resigned from that capacity on September 4, 2001. The report by Thurman, Shaw on the financial statements of the Registrant dated March 16, 2001, including balance sheets as of December 31, 2000 and 1999 and the statements of operations, cash flows and statement of stockholders' equity for the years ended December 31, 2000 and 1999 and the period inception (February 11, 1997) to December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On October 4, 2001 the Registrant engaged Pritchett, Siler & Hardy, P.C. as its new independent accountants. Prior to the engagement of Pritchett, Siler & Hardy, P.C., the Registrant did not consult with Pritchett, Siler & Hardy, P.C., on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements. Thurman, Shaw was provided by the disclosure set forth above and provided the Registrant with a letter to the effect that it did not disagree with the above statements as far as they related to Thurman, Shaw. A copy of Thurman Shaw's letter is filed as an exhibit to this Current Report.


          (c)     Exhibits

          16.1    Letter from Thurman, Shaw & Co., LC. Filed herewith.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 4, 2001                         SPACE LAUNCHES FINANCING, INC.



                                                       By: /s/ Luc Badel
                                                       Luc Badel
                                                       President